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                        [VINSON & ELKINS LETTERHEAD]


                                                                   EXHIBIT 5.1


                                                   (713)  758-2148(713) 615-5306


                               January 8, 1996


Cooper Industries, Inc.
4000 First City Tower
1001 Fannin Street
Houston, Texas 77002

Gentlemen:

         We have acted as your counsel in connection with your proposed offering, issuance and sale of debt securities (the "Debt Securities") having an aggregate initial offering price of up to $300,000,000 to be issued from time to time under an indenture dated as of January 15, 1990, as amended by the Trust Indenture Reform Act of 1990 (as so amended, the "Indenture"), between you and The Chase Manhattan Bank (National Association), as Trustee (the "Trustee"), such Debt Securities to bear interest, if any, at such rates and to be payable at such times, to have such redemption provisions, if any, and to mature at such times and otherwise to have such terms as may be determined from time to time as contemplated by the Prospectus included as part of your registration statement on Form S-3 (the "Registration Statement") with respect to the Debt Securities, which is being filed herewith with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

         For the purpose of this opinion, we have examined such corporate records and other documents and have reviewed such questions of law as we considered necessary or appropriate for the purpose of this opinion.

         Based on our examination and review, we hereby advise you that, in our opinion, when the Registration Statement has become effective under the Securities Act of 1933, as amended, and all necessary proceedings have been taken by your Board of Directors or such committee as may have been duly authorized by the Board of Directors with respect thereto in connection with the authorization, issuance and sale of the Debt Securities and related matters, the Debt Securities, when duly executed on your behalf and authenticated by the Trustee and issued and delivered pursuant to the Indenture against payment to you of the authorized consideration therefor, will be duly authorized and validly issued and will be binding obligations of yourself (subject to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws and judicial decisions relating to or affecting creditors' rights generally from time to time in effect
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Cooper Industries, Inc.
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January 8, 1996


and the application of equitable principles which are in the discretion of the courts) provided that the proceeds to the Company from public and private offerings of all Debt Securities do not exceed $300,000,000.

         In rendering this opinion, we assumed that the Debt Securities, when issued, will not result in a default under or breach of any agreement or instrument binding upon the Company or contain any term or provision which is contrary to the law or public policy of any applicable jurisdiction, including, without limitation, laws limiting or regulating the amount of interest which may lawfully be charged or collected on the Debt Securities.

         We are members of the Texas Bar. This opinion is limited in all respects to the laws of the State of New York and the State of Texas, the Ohio General Corporation Law and the federal laws of the United States of America.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to us under the caption "Legal Opinions" in the Prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 and the rules and regulations of the Securities and Exchange Commission thereunder.

                                          Very truly yours,


                                          /S/  VINSON & ELKINS L.L.P.

                                          VINSON & ELKINS L.L.P.